EXHIBIT 1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATE: June 1, 2015

TIGER GLOBAL MAURITIUS FUND /s/ Moussa Taujoo
Name: Moussa Taujoo Title: Director

TIGER GLOBAL INVESTMENTS, L.P., By TIGER GLOBAL PERFORMANCE, LLC, its General Partner /s/ Anil L. Crasto
Name: Anil L. Crasto
Title: Chief Operating Officer
TIGER GLOBAL PERFORMANCE, LLC /s/ Anil L. Crasto
Name: Anil L. Crasto
Title: Chief Operating Officer
TIGER GLOBAL MANAGEMENT, LLC /s/ Anil L. Crasto
Name: Anil L. Crasto
Title: Chief Operating Officer
SCOTT SHLEIFER /s/ Scott Shleifer

CHARLES P. COLEMAN III /s/ Charles P. Coleman III